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                                                                    Exhibit 16.1

                         [DELOITTE & TOUCHE LETTERHEAD]


August 20, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments regarding Deloitte & Touche LLP under the heading "Change of Accountants" in this Amendment No. 1 to Registration Statement No. 333-65168 of AMN Healthcare Services, Inc. on Form S-1.

Yours truly,

/s/ Deloitte & Touche LLP